August 31, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     We were previously principal accountants for Spencer's Restaurants, Inc. ("Spencer's") and, under the date of October 26, 1999, we reported on the consolidated financial statements of Spencer's as of and for the years ended June 30, 1999 and June 28, 1998. On August 17, 2000, our appointment as principal accountants was terminated. We have read Spencer's statements included under Items 4(a) and 4(b) of its Form 8-K/A dated August 31, 2000 and we agree with such statement, except that we are not in a position to agree or disagree with Spencer's statements that the dismissal of KPMG LLP and the appointment of Cogen Sklar LLP was approved by the Board of Directors and that Cogen Sklar LLP was not consulted regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Spencer's consolidated financial statements.

                                                  Very truly yours,



                                                  /s/ KPMG LLP
                                                  ------------------------------
                                                  KPMG LLP


cc: Chief Accountant, Securities and Exchange Commission